MGT CAPITAL INVESTMENTS, INC. EXPANDS ITS DAILY FANTASY SPORTS BUSINESS

Harrison, NY (July 23, 2013) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today the purchase of certain assets from Fantasy Day Sports, Corp., operator of the industry’s original daily fantasy sports website, and from Daily Joust, Inc., which operates another popular destination for daily fantasy sports players. Since the launch of its pioneering website, www.fantasysportslive.com, in 2007, Fantasy Day Sports has paid out millions in cash prizes. On www.dailyjoust.com, users have enjoyed over two years of exciting and innovative contests.

In addition, on Sunday, July 21, 2013, FanThrowdown announced the largest promotion in its history, with a “Grand Slam” event with $100,000 in prizes. This promotion was launched with the participation of www.rotogrinders.com, the industry’s best-known and respected daily fantasy sports news, advice and statistical site.

Daily fantasy sports compress the timeframe of traditional fantasy sports from multi-month seasons into 24-hour periods, and is the fastest growing segment of the 30 million-player fantasy sports industry. Players select a roster of athletes across all popular sports, and winnings are determined by the same-day performance of these rosters. The financial attractiveness of daily fantasy sports has been demonstrated by recent investments in the space from major entertainment conglomerates Comcast (NASDAQ: CMCSA) and Interactive Corporation (NASDAQ: IACI).

Robert Traversa, Chief Financial Officer of MGT, commented, “We are extremely pleased to add these asset purchases that enhance FanThrowdown.com as a leader in daily fantasy. We welcome the new players to our solid technology base and exciting gameplay. MGT also continues to explore relationships with established media and internet companies to support our expansion for this rapid growth.”

About MGT Capital Investments, Inc.

MGT Capital Investments and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

MGT Sports, Inc., a wholly owned subsidiary, owns a majority interest in FanTD LLC, an online daily fantasy sports wagering business.  FanTD LLC owns and operates FanThrowdown.com, one of the leading daily fantasy sports websites.  Launched in 2012, FanThrowdown.com offers daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf.  Its goal is to offer fantasy sports fans the absolute best play environment and the most popular gameplay styles with a perfect balance between user-friendliness and in-depth statistical analysis.

MGT Gaming, Inc., a majority owned subsidiary, owns U.S. Patent No. 7,892,088 relating to casino gaming systems. In November 2012, MGT Gaming filed a patent infringement suit against Caesars Entertainment Corporation, MGM Resorts International, Inc., WMS Gaming (a subsidiary of WMS Industries, Inc.), Penn National Gaming, Inc., and Aruze Gaming America, Inc.

In addition, the Company owns Hammercat Studios, a publisher and developer of videogames for digital distribution in the mobile app space.

Forward looking statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com